EXHIBIT 99.1

Edible Garden Preliminary Sales Results During Key Thanksgiving Time Period Surge 51% in 2024

Exceeded Company’s Expectations, Demonstrates Value Delivered to Customers

Record Sales Fueled by Increased Focus on Core Strengths and Industry-Leading Fulfillment Rates

BELVIDERE, New Jersey – December 19, 2024, — Edible Garden AG Incorporated (“Edible Garden” or the “Company”) (Nasdaq: EDBL, EDBLW), a leader in controlled environment agriculture (CEA), locally grown, organic, and sustainable produce and products, today announced that the Company experienced a 51% year-over-year increase in preliminary sales results for the Thanksgiving time-period.1

Jim Kras, Chief Executive Officer of Edible Garden, remarked, "We are thrilled with the Company’s performance this Thanksgiving time period, marked by record-breaking sales that reflect a 51% year-over-year increase. This achievement highlights the growing demand for our fresh, sustainable products. By fully harnessing the potential of our complete herb line and focusing on our core strengths, we believe we have further strengthened Edible Garden's position as a recognized innovative leader in the industry.”

"Our consistently above industry average fulfillment rate, in excess of 98%, remains a foundational pillar of our success, further establishing Edible Garden as a distinguished leader in the industry. This notable achievement underscores our operational excellence and steadfast commitment to delivering on our promises, ensuring our retail partners and customers can depend on us for unmatched quality and consistency. Our reputation for dependability and quality not only strengthens our relationships with existing partners—who value Edible Garden for our high-quality, locally sourced, organic, and sustainably produced goods, integral to our Zero-Waste Inspired® mission—but also enhances our appeal as we seek opportunities to further expand our distribution network.”

ABOUT EDIBLE GARDEN®

Edible Garden AG Incorporated is a leader in controlled environment agriculture (CEA), locally grown, organic, and sustainable produce and products backed by Zero-Waste Inspired® next generation farming. Offered at over 5,000 stores in the US, Edible Garden is disrupting the CEA and sustainability technology movement with its safety-in-farming protocols, use of sustainable packaging, patented GreenThumb software and self-watering in-store displays. The Company currently operates its own state-of-the-art greenhouses and processing facilities in Belvidere, New Jersey and Grand Rapids, Michigan, and has a network of contract growers, all strategically located near major markets in the U.S. Its proprietary GreenThumb 2.0 patented (US Nos.: US 11,158,006 B1, US 11,410,249 B2 and US 11,830, 088 B2) software optimizes growing in vertical and traditional greenhouses while seeking to reduce pollution-generating food miles. Its proprietary patented (U.S. Patent No. D1,010,365) Self-watering display is designed to increase plant shelf life and provide an enhanced in-store plant display experience. Edible Garden is also a developer of ingredients and proteins, providing an accessible line of plant and whey protein powders under the Vitamin Way® and Vitamin Whey® brands. In addition, the Company’s Kick Sports Nutrition line features premium performance products that cater to today’s health-conscious athletes. Furthermore, Edible Garden offers a line of sustainable food flavoring products such as Pulp gourmet sauces and chili-based products. For more information on Pulp products go to https://www.pulpflavors.com/. For more information on Vitamin Whey® products go to https://vitaminwhey.com/. For more information on Edible Garden go to https://ediblegardenag.com/.

1. Reflects sales for the weeks of November 8-24, 2024, compared to the weeks of November 1-18, 2023.

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Key Performance Indicator

This press release contains reference to the Company’s fulfillment rate which is a key performance metric management uses to analyze and measure the Company’s financial performance and results of operation. Management uses fulfillment rate as a measure of current and future business and financial performance, and it may not be comparable with measures provided by other companies. The Company defines fulfillment rate as the percentage of orders filled in full, relative to the total number of orders received during the period.

Preliminary, Unaudited Financial Disclosures

The data presented above is preliminary and unaudited, based upon our estimates, and subject to further internal review by management and compilation of actual results. The data presented above may not be reflective of year-over-year trends in consolidated revenue during the quarter ending December 31, 2024 (the “4th Quarter”). Our closing procedures for the 4th Quarter and year ending December 31, 2024 are not yet complete. Our management’s estimates are based upon preliminary information currently available from our business and do not include any promotional deductions. While we expect that our results will be consistent with these preliminary and unaudited estimates, our actual results may differ materially from these preliminary estimates.

This preliminary financial information is not a comprehensive statement of our financial results for this period. Our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments, and other developments that may arise between now and the time the closing procedures for the quarter are completed.

This preliminary financial information should not be viewed as a substitute for our full interim or annual financial statements prepared in accordance with U.S. generally accepted accounting principles. Accordingly, you should not place undue reliance on this preliminary financial information. The preliminary financial information has been prepared by, and is the responsibility of, our management. Marcum LLP, our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, Marcum LLP does not express an opinion or any other form of assurance with respect thereto.

Forward-Looking Statements

This press release contains forward-looking statements, including with respect to the Company’s  growth strategy and performance as a public company. The words  “believe,” “future,” “seek,” “will,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including market and other conditions and the Company’s ability to achieve its growth objectives, and other factors set forth in the Company’s filings with the Securities and Exchange Act Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2023 and subsequent quarterly reports on Form 10-Q. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Specifically our sales growth during the Thanksgiving time period may not (i) reflect our overall revenue growth during the 4th Quarter, (ii) represent the amount of sales that the Company will be able to recognize as revenue during the 4th Quarter, and (iii) be consistent with full-year sales results. The Company’s Thanksgiving time period results are preliminary and unaudited and are based on the Company’s internal financial records as of the date of this press release. The Company’s independent publicly registered accounting firm, Marcum LLP has not audited, reviewed, compiled or performed any procedures with respect to this financial information for the Thanksgiving time period. Accordingly, Marcum LLP does not express an opinion or any other form of assurance with respect to these preliminary results. You should not rely upon forward-looking statements as predictions of future events. The Company undertakes no obligation to update any such forward-looking statements after the date hereof to conform to actual results or changes in expectations, except as required by law.

Investor Contacts:

Crescendo Communications, LLC

212-671-1020

EDBL@crescendo-ir.com

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